EXHIBIT 24






              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or by incorporation by reference made a part of the Annual Report on Form 10-K of Oil-Dri Corporation of America for the fiscal year ended July 31, 1995 and the Registration Statement of Form S-8 relating to the Oil-Dri Corporation of America Stock Option Plan.

October 20, 1995